Exhibit 4.2

          DEAN  HELLER                                    Entity  #
[NEVADA   Secretary  of  State                            C17516-2003
 STATE    204  North  Carson  Street  Suite  1            Document  Number
 SEAL]    Carson  City,  Nevada  89701-4299               20050141208-03
          (775)  684  5708
          Website:  secretaryofstate.biz                  Date  Filed:
                                                          4/21/2005  2:11:24  PM
--------------------------------------------              IN  THE  OFFICE  OF
|                                          |
|      Certificate  of  Change  Pursuant   |              /s/  Dean  Heller
|              to  NRS  78.209             |              DEAN  HELLER
|                                          |              SECRETARY  OF  STATE
--------------------------------------------

Important:  Read  attached  instructions               ABOVE  SPACE  IS  FOR
      before  completing  form.                         OFFICE  USE  ONLY

               Certificate  of  Change  filed  Pursuant  to  NRS  78.209
               --------------------------------------------------
                         For  Nevada  Profit  Corporations
                         ---------------------------------

1.  Name  of  corporation:
--------------------------------------------------------------------------------
ZANN  CORP.
--------------------------------------------------------------------------------

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
--------------------------------------------------------------------------------
11,428,572 shares of common stock, par value $0.001 per share; and 350,000,000 shares of preferred stock, par value $0.001 per share
--------------------------------------------------------------------------------

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
--------------------------------------------------------------------------------
34,285,716 shares of common stock, par value $0.001 per share; and 350,000,000 shares of preferred stock, par value $0.001 per share
--------------------------------------------------------------------------------

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
--------------------------------------------------------------------------------
3 shares of common stock, par value $0.001 per share, for each 1 share of common stock, par value $0.001 per share;
1 share of preferred stock, par value $0.001 per share, for each 1 share of preferred stock, par value $0.001 per share.
--------------------------------------------------------------------------------

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
--------------------------------------------------------------------------------
[see  attached]
--------------------------------------------------------------------------------

                                            ------------------------------------
7.  Effective  date  of  filing  (optional):    5/3/05
                                            ------------------------------------
                                              (must  not  be  later than 90 days
                                               after  the  certificate is filed)


                                                       -------------------------
8.  Officer  Signature:  /s/  Illegible                   CEO
                      ----------------------------     -------------------------
                             Signature                        Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied           Nevada Secretary of State AM 78.209 2003
by appropriate fees.                                        Revised on: 10/24/03

                   CONTINUATION FOR THE CERTIFICATE OF CHANGE
                                       OF
                                   ZANN CORP.

6. The Forward Split will be a demand exchange. The Company's stockholders will be required to surrender stock certificates representing their shares of Company common stock, in order to receive stock certificates representing their post-Forward Split shares of Company common stock.